EXHIBIT 10.26 - EMPLOYMENT AGREEMENT - Jonathan Herzog


                              EMPLOYMENT AGREEMENT

                  This Employment Agreement ("Agreement"), dated as of September 1, 2002, is made by and between I. T. Technology, Inc., a Delaware corporation (the "Company"), and Jonathan Herzog, an individual ("Employee").

                                    RECITALS

                  WHEREAS, Employee is one of the founders of the Company and has served as an executive of the Company in a number of capacities most currently as Executive Vice President and Secretary;

                  WHEREAS, Employee is an executive with financial, regulatory compliance, operational and marketing experience who is very familiar with the business and operations of the Company;

                  WHEREAS, the Company and the Employee wish to secure the services of the Employee on an ongoing basis;

                  WHEREAS, the Employee agrees to accept the employment by the Company pursuant to the terms and conditions set forth in this Agreement; and

                  NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the Company and Employee agree as follows:

                  1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings, unless otherwise expressly provided or unless the context otherwise requires:

                           (a) "Board" means the Board of Directors of the
Company.
                           (b) "Cause" means, as used with respect to the
involuntary termination of Executive: (i) The continued failure or refusal by Employee to substantially perform his duties pursuant to the terms of this Agreement;
                                    (ii) The engaging by Employee in willful
misconduct or inaction materially injurious to the Company; or
                                    (iii) The conviction of Employee for a
felony or of a crime involving moral turpitude;

                           (c) "Good Reason" means, with respect to the
voluntary termination by Employee, the occurrence, without the Employee's express written consent, of any of the following:

                                    (i)     Except as provided in Section 2
hereof, the assignment to Employee by the Company of any duties materially inconsistent with, or the diminution of, Executive's positions, titles, offices, duties and responsibilities with the Company, as provided in Section 2 below, or any removal of Employee from, or any failure to re-elect Employee to, any titles, offices or positions held by Employee pursuant to said Section 2;

                                    (ii) Except in accordance with the terms
hereof, a reduction by the Company in Executive's base salary or any other compensation provided for herein; and

                                    (iii) The failure by the Company to continue
in effect any material benefit or compensation plan to which Employee is entitled, hereunder, or plans providing Employee with substantially similar benefits, the taking of any action by the Company which would materially and adversely affect Executive's participation in, or materially reduce Executive's benefits under, any such benefit plan or deprive Employee of any material fringe benefits enjoyed by Employee hereunder, or the failure by the Company to provide Employee with the number of paid vacation days to which Employee is then entitled (based on years of service) under the Company's normal vacation policies and practices in effect on the date hereof or in effect from time to time hereafter; provided, however, that the occurrence of any of the foregoing shall not constitute Good Reason to the extent that such occurrence is part of a change in benefits, compensation, policies or practices that affect either: (i) substantially all of the employees of the Company or (ii) all other senior executives of the Company of comparable or lower status to the Executive;

                           (d) "Incapacity" means the absence of the Employee
from his employment or the inability of Employee to perform his essential job duties with reasonable accommodations on a full-time basis by reason of mental or physical illness, disability or incapacity for a period of ninety (90) consecutive days.

                  2. Employment, Services and Duties. The Company hereby employs Employee as Executive Vice President and Secretary, and such title designation(s) as the Company, acting through its Board and the Employee may from time to time agree upon. Employee shall report to and be supervised by the Board and shall have such duties and responsibilities as normally associated with the position of Secretary, including but not limited to keeping the Company's Board minutes and records and preparing the non-financial portions of the Company's filings with the Securities and Exchange Commission pursuant to the Act, as well as such other duties and responsibilities as the Board and Employee may mutually agree upon from time to time. Employee shall perform his services in the Los Angeles metropolitan area and shall henceforth principally perform his services pursuant to Agreement from the Company's offices; provided, however, he shall also be entitled to perform such services from his home office or such other office as Employee, at Employee's own expense may otherwise utilize.

                  3. Acceptance of Employment. (a) Notwithstanding the provisions of Section 3(b) hereof, Employee and the Company agree that initially Employee shall be engaged by the Company on a "part time status" pursuant to which Employee shall not be required to work more than eighty (80) hours per month on behalf of the Company . During the term of this Agreement, Employee shall continue to fulfill the responsibilities of Secretary and such other duties and responsibilities as Employee and the Board may mutually agree upon.

                           (b) At any time during the term hereof, the Company
and Employee agree, that in the event the Employee's activities on behalf of the Company exceed eighty (80) hours per month, Employee shall be entitled to receive additional compensation, with the excess hours pro-rated to the Base Salary listed in Section 4 below (the "Additional Salary"), but in no event to exceed nine thousand dollars ($9,000) (USD) per month (the "Maximum Salary"), unless otherwise approved by the Board. It is further understood by the Employee, that to be eligible for the Additional Compensation, the Company's Chief Executive Officer, President or Chief Financial Officer must first approve in writing the Additional Salary request submitted by the Employee.

                           (c) During the term of this agreement, the Company
expressly acknowledges and agrees that Employee shall be entitled to accepted employment with one or more other enterprises or act as a consultant for other businesses ("Outside Activities"); provided that such Outside Activities do not violate Sections 11 and 12 hereof.

                  4. Compensation. (a) Subject to the provisions of the Additional Salary outlined in Section 3(b) above, Employee shall be entitled to a minimum salary at a rate of seventy two thousand dollars ($72,000) (USD) annum or six thousand dollars ($6000) (USD) per month ("Base Salary"), or such greater amount as the Board may determine from time to time.

                           (b) The Base Salary due Employee shall be payable in
monthly installments in arrears or in such other installments as may be agreed upon between the parties.

                           (c) The Company agrees that after the commencement of
the payment of the Adjusted Base Salary, such Adjusted Base Salary shall be reviewed periodically by the Company and may be adjusted to reflect the achievement of mutually agreeable milestones by the Company.

                           (d)     Except as expressly set forth in Sections
3(b), 5 or 6 hereof or specifically set forth elsewhere in this Agreement, Employee shall not be entitled to receive any other compensation or benefits from the Company as a result of the performance of Employee's services hereunder.

                  5. Benefits. (a) In addition to the compensation provided for in Section 5 of this Agreement, Employee shall have the right to participate in any profit-sharing, pension, life, health and accident insurance, or other employee benefits ("Benefit Plan(s)") presently adopted or which hereafter may be adopted by the Company in a manner comparable to those offered or available to other employees of the Company located in the State of California who are similarly situated where such plans or programs are available to all such similarly situated employees pursuant to their terms. Nothing contained herein, shall require that the Company establish or continue any Benefit Plan or that the Board designate the Employee as a participant in any new plan or program where the Board, in its sole discretion, is entitled to designate participants or qualifications for any new or additional program. Except as set forth above, the Company reserves the right to add, terminate and/or amend any existing plans, policies, programs and/or arrangements during the term of this Agreement without any obligation to the Employee hereunder.

                           (b) Employee shall also be entitled to ten (10) days
annual vacation time, during which time his average Base Salary for the last three completed months will be paid in full. Unused vacation days at the end of any pay period(s) may be carried over to subsequent pay period(s), provided that the cumulative number of vacation days accruing from and after the date of this Agreement carried over into any subsequent pay period shall not exceed ten (10) days. Employee shall not accrue additional vacation days during any pay period once the total number of accumulated vacation days equals ten (10) days. However, solely in the event Employee, pursuant to Company policy, has accrued in excess of ten (10) vacation days prior to the date of this Agreement ("Excess Vacation Days"), Employee shall be entitled to carry over up to, but not in excess of, such amount of Excess Vacation Days from pay period to any subsequent pay period. Notwithstanding the foregoing, Employee shall not be entitled to, nor shall accrue any new vacation days during any pay period in which Employee has Excess Vacation Days. In the event Employee reduces the amount of Excess Vacation Days in any year through the utilization of more than ten (10) vacation days in such year, Employee shall not be entitled to the restoration of such Excess Vacation Days through the utilization of less than ten (10) vacation days in any subsequent year and pay period. Employee shall under no circumstances be entitled to cash in lieu of vacation days, except in the event of Employee's termination of employment with the Company.

                  6. Expenses. The Company shall reimburse Employee for all reasonable travel, hotel, entertainment and other expenses incurred by Employee in the discharge of Employee's duties hereunder, in accordance with Company policy regarding same, only after receipt from Employee of vouchers, receipts or other reasonable substantiation of such expenses acceptable to the Company.

                  7. Term of Employment. Unless sooner terminated pursuant to the terms of this Agreement, the term of this Agreement and Employee's employment shall be for a period of three (3) years (the "Initial Term"), commencing as of the date of this Agreement and terminating on September 1, 2005; provided, however, the Agreement shall automatically be extended for additional one (1) year periods (the "Annual Renewals), unless either party delivers written notice to the other of the termination hereof on or before one hundred and twenty (120) days prior to the completion of the Initial Term or any annual extension thereof (the "Term") Employee's employment with the Company pursuant to this Agreement shall terminate prior to the completion of the Term upon the occurrence of any of the following events:

                           (a) The death of Employee;
                           (b) Employee voluntarily leaves the employ of the Company without Good Reason; (c) The Incapacity of Employee; (d) The Company terminates this Agreement for Cause; (e) The Company terminates this Agreement for any reason other than as set forth in Sections 7(a), 7(c)or 7(d) hereof;
                           (f) Employee terminates this Agreement for Good Reason; or
                           (g) The appointment of a trustee for the Company for the purpose of liquidating and winding up the Company pursuant to Chapter 7 of the Federal Bankruptcy Code.

                  8. Compensation Upon Termination. In the event this Agreement is terminated pursuant to Section 7, the Company shall pay to Employee his then current Base Salary, prorated through the Employee's last day of employment with the Company ( the "Termination Date") and solely those additional bonuses that had been declared or fully earned by Employee prior to such termination ("Earned Bonuses"), but had not yet received Earned Bonuses, and any accrued vacation days through the Termination Date pursuant to Section 5 (the "Termination Pay"). Except as set forth below, all employment compensation and benefits shall cease as of the Termination Date. In addition to the foregoing:

                           (a) In the event that such termination arises under
Section 7(a), Employee's estate shall be entitled to receive severance compensation equal to such amount of Employee's then current Base Salary as would have been paid over an additional thirty (30) day period;

                           (b) Employee recognizes that this Agreement and
Employee's employment with the Company may be terminated at any time by the Company prior to the expiration of the Term (the "Expiration Date") "without cause" and nothing contained herein shall require that the Company continue to employ the Employee until the Expiration Date ; notwithstanding the foregoing, if prior to the Expiration Date of this Agreement or prior to its termination pursuant to Sections 7(a)- 7(d) hereof, this Agreement is terminated pursuant to Sections 7(e) or 7(f) above, the Company shall pay the employee (x) the lesser of his then current Base Salary through the Expiration Date of the Agreement or eighteen (18) months of the Base Salary, which amount to be due and payable within five (5) business daysfrom the Employee's Termination Date. (the "Severance Salary"); (y) the health, dental, disability and life insurance benefits that Employee was receiving or participating in pursuant to Section 5 immediately prior to such termination, as though such termination had not occurred, through the Expiration Date (the "Severance Benefits"); and(z) any bonus, profit sharing or other incentive compensation which would otherwise been due Employee through the end of the fiscal or calendar year in which the termination occurred as though such termination has not occurred (the "Severance Bonus Participation"). If the Company is unable to continue any Severance Benefits, the Company shall obtain or reimburse Employee for all costs actually incurred by the Employee to obtain substantially equivalent benefits. The Severance Benefits shall be provided to Employee as and when such amounts or benefits would have been paid to Employee had such termination not occurred until the first to occur of: (1) the Expiration Date, (2) Employee's Death or
(3) until such time as Employee obtains other employment which offers any such benefits to Employee. The Severance Salary, Severance Benefits and Severance Bonus Participation are hereinafter collectively referred to as the "Severance Compensation".

THE SEVERANCE COMPENSATION , PAYABLE PURSUANT TO SUBSECTION 7(b), SHALL BE PAID OR MADE AVAILABLE TO EMPLOYEE AS LIQUIDATED DAMAGES FOR ALL CLAIMS EMPLOYEE WOULD HAVE WITH RESPECT TO: (i) THE TERMINATION OF THIS AGREEMENT OR THE TERMINATION OF EMPLOYEE'S EMPLOYMENT UPON THE EXPIRATION OF THIS AGREEMENT; (ii) ANY COMPENSATION OR BENEFITS DUE EMPLOYEE FROM THE COMPANY PURSUANT TO THIS AGREEMENT AND (iii) THE INJURY TO EMPLOYEE'S REPUTATION AS A RESULT OF ANY TERMINATION OF THIS AGREEMENT OR TERMINATION OF EMPLOYMENT UPON THE EXPIRATION OF THIS AGREEMENT. IN CONNECTION THEREWITH, THE PARTIES AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX THE ACTUAL AMOUNT OF SUCH DAMAGES AND CLAIMS DUE EMPLOYEE WITH RESPECT THERETO AND THAT SUCH SEVERANCE COMPENSATION AND/OR TERMINATION PAY SHALL CONSTITUTE A REALISTIC AND REASONABLE VALUATION OF THE DAMAGES WITH RESPECT TO EMPLOYEE'S CLAIMS.

                  1. EMPLOYEE'S INITIALS     JH

                  COMPANY'S INITIALS         DA

                           (c)     Except as otherwise provided in Section
8 (a), (b) or 8(c) above, all other compensation and benefits enjoyed by or due to Employee as part of Employee's employment with Employer shall cease as of the Termination Date; including but not limited to any rights to office or parking space, vacation or sick pay, use of telephones, Xeroxing or facsimile equipment, secretarial assistance, any unpaid bonus other than Earned Bonuses), all benefits and/or rights pursuant to Section 5 above and the right to receive grants of any stock options which have not previously been granted to employee or, except as expressly provided in any applicable stock option agreement or plan, vesting in any stock options previously granted to Employee which have not vested as of the Termination Date.

                           (d) In the event Employee does not receive, on or
before the Expiration Date, an offer for a new employment agreement but nevertheless continues as an employee of the Company after the Expiration Date, Employee shall be thereafter deemed to be an "at will employee" who may be terminated by the Company at any time. In the event Employee's employment with the Company is terminated while Employee is an "at will employee", Employee shall be entitled to only those severance benefits, if any, which are in accordance with the Company's then existing Policies Manual or other written personnel policies. Employee acknowledges and understands that in such event, Employee will no longer be entitled to the Severance Compensation set forth herein.

                           (e) All payments of Severance Compensation and all
Change of Control Payments, Severance Benefits, Severance Salary and Termination Pay shall be paid or provided subject to the usual withholdings, including state and federal taxes.

                  9. Ownership of Intellectual Property.

                           (a) Intellectual Property shall be defined as all
copyrights, patent rights, trademark rights, confidential information, and all other intangible proprietary rights, including all goodwill, claims and causes of action related thereto which arise from or are embodied in all services performed by or material created by Employee for the Company in the past or by Employee for the Company hereafter. Such services and materials may result in or be embodied in processes, designs, drawings, inventions, discoveries, improvements, technology, methodology, procedures, printed material, machine readable media, software, and business systems. The parties agree that Intellectual Property shall not include routine software modules utilized by Employee in the past in connection with Employee's services on behalf of the Company the rights to which are owned by third parties.

                           (b) Employee acknowledges and agrees that all right,
title, and interest in all pre-existing Intellectual Property which Employee created for or in connection with Employee's services on behalf of the Company is and shall be owned solely by the Company and Employee agrees that all right, title, and interest in Intellectual Property hereafter created by Employee during Employee's employment with the Company shall be solely owned by the Company. With respect to copyrights in works created during Employee's employment pursuant to this Agreement, such works shall be deemed works made for hire.

                           (c) In addition to the ownership of the Intellectual
Property, Employee agrees that the Company does and shall own all physical and tangible embodiments of the Intellectual Property.

                  10.      Further Assurances.

                           Employee agrees to perform all acts, and execute,
acknowledge and deliver all documents and instruments, the Company deems necessary or desirable to secure or confirm any right of the Company including, but not limited to, assignments. Should Employee fail to take any such action or execute, acknowledge or deliver any such document or instrument within five (5) business days (or such shorter period of time as the Company shall reasonably require) after requested by the Company to do so, automatically and without any affirmative act by Employee, the Company shall be appointed, and Employee hereby irrevocably appoint, the Company as Employee's true and lawful attorney-in-fact to take any such action and to execute, acknowledge and deliver such documents in Employer name and as Employer attorney-in-fact (with full powers of substitution and delegation), such appointment being an irrevocable right coupled with an enforceable interest, and shall survive Employee's subsequent incapacity. If the Company signs any documents or instruments as Employee's attorney-in-fact, the Company will provide Employee with copies of any such documents or instruments as promptly as practicable but no failure to do so shall constitute a breach of this Agreement.

                  11.      Protection of Confidential Information

                           (a) Confidential Information shall be defined to
include confidential information, proprietary information, trade secrets, and other business, technical, and commercial information, including but not limited to financial information, preliminary concepts, marketing proposals, branding strategies, creative designs and concepts, technical data, internet designs, software, know-how, technology, formulae, research, personnel data, product plans, products, customer technical requirements, services, customers, employee lists, customer lists, business prospects and projects, operations, markets, developments, inventions, processes, designs, drawings, engineering, apparatus, techniques, marketing, forecasts, business strategy, finances, contracts, documents, memoranda, diaries, notes and observations, whether prepared by Employee, the Company any of its subsidiaries or others.

                           (b) All Confidential Information acquired by Employee
from Company or any subsidiary of the Company or created by Employee for the Company or subsidiary of the Company shall be solely owned by the Company or such subsidiary, as the case may be.

                           (c) All Confidential Information created by or
acquired by Employee from the Company during the term of this Agreement shall be solely owned by the Company.

                           (d) During the Term hereof and after the termination
of Employee's employment with the Company for any reason whatsoever, Employee shall not, without the prior written consent of the Company in each instance or except only as otherwise required by compulsory legal process (after prior detailed written notice thereof to the Company and the assertion of all available defenses and privileges), disclose, use, reveal, divulge or make known, or cause or permit to be disclosed, used, revealed, divulged or made known to or used by anyone, any Confidential Information.

                           (e) Except in the discharge of Employee's duties in
connection with the preparation of any filing pursuant to the Act or related disclosure, without limiting the generality of the foregoing, Employee shall not act in any way as a source for, contribute to, participate in, encourage, confirm, corroborate or authenticate any news or media report relating to Confidential Information including, but not limited to, by way of any article or news story.

                           (f) Employee shall not remove from the Company's
premises (except to the extent such removal is for the purpose of the performance of Employee's duties hereunder at home or while traveling, or except as otherwise specifically authorized by the Company) any Confidential Information.

                           (g) All media in which any Confidential Information
is recorded or stored, and which is at any time within Employee's possession or control, immediately shall be delivered to the Company upon the termination of Employee's employment hereunder for any reason, or at any other time, upon request by the Company, and Employee shall make no copy or other reproduction thereof.

                           (h) Employee agree that it would be difficult to
measure damage to the Company for any breach by Employee of the promises set forth in this Agreement and that injury to the Company from any such breach would be impossible to calculate, and that money damages would be an inadequate remedy for any such breach. Accordingly, Employee agree that if any provision of this Agreement is breached, the Company shall be entitled, in addition to all other remedies it may have, to an injunction or other appropriate orders to restrain any such breach by Employee without showing or proving any actual damage sustained by the Company.

                  12. Non-Competition and Non-Solicitation.

                           Employee expressly agrees that , during the Term of
this Agreement, Employee shall not, directly or indirectly own, manage, operate, join, control or become employed by, or render any services of any advisory nature or otherwise, or participate in the ownership, management, operation or control of, any business which competes with the business of the Company or any of its subsidiaries. As used in this paragraph, the verb "employ" shall include its variations, for example, "retain" or "engage".

                  13. Equitable Remedies. In the event of a breach or threatened breach by Employee of any of his obligations under Sections 9, 10, 11 and 12 of this Agreement, Employee acknowledges that the Company may not have an adequate remedy at law and therefore it is mutually agreed between Employee and the Company that, in addition to any other remedies at law or in equity which the Company may have, the Company shall be entitled to seek in a court of law and/or equity a temporary and/or permanent injunction restraining Employee from any continuing violation or breach of this Agreement.

                  14. Arbitration. (a) Binding Arbitration. With the exception of the Company's right to enforce the provisions found in Sections 9, 10,11 and 12 of this Agreement pursuant to Section 11 hereof, any and all disputes arising out of or relating to this Agreement, including the actions or failure to act by Employee hereunder, the termination of this Agreement, any claim for unlawful retaliation, wrongful termination of employment, violation of public policy or unlawful discrimination or harassment because of race, color, sex, national origin, religion, age, physical or mental disability or condition, marital status, sexual orientation or other legally protected characteristic shall be resolved by final and binding arbitration before a single arbitrator. All claims, disputes, or controversies (any or all of which shall hereinafter be referred to as the "Dispute" or the "Disputes") arising between the parties hereto with respect to the making, construction, terms, or interpretation of this Agreement or the Transactional Documents or any breach thereof, or the rights or obligations of any party hereto or thereto, the Dispute shall, in lieu of court action, be submitted to mandatory, binding arbitration upon written demand of either party in accordance with the procedures set forth below. 2. (b) Form of Demand. Notice of the demand for arbitration shall be served by mail upon the party against whom arbitration is sought. Said notice shall be in conformity with Section 15(f) of this Agreement. The demand shall set forth a reasonable description of the issues to be submitted to arbitration, the amount involved, if any, to the extent known, if any, and the relief sought (the "Demand").

                         3. (c) Type of Arbitration. The arbitration shall be
conducted in accordance with the commercial arbitration rules of the Uniform Arbitration Act adopted by the State of California (hereinafter the "AAA").

                         4. (d) Selection of Arbitrator. Within ten (10) days
after service of the Demand, the party seeking arbitration shall file the following items with the office of the AAA nearest to the location of the arbitration and shall copy the non-initiating party by certified mail: (i) the Demand; (ii) three (3) copies of this arbitration provision; (iii) a detailed statement of the Dispute and, if known and the remedy or remedies sought; and
(iv) the appropriate AAA administrative fee. The submission shall request that the AAA submit to the parties a list of at least three available (3) disinterested arbitrators who have no prior dealings (other than prior service as an arbitrator) with either of the parties. The parties shall jointly select one (1) of the proposed arbitrators. If no agreement is reached as to the selection of the arbitrator, the parties may request that the AAA recommend at least three (3) additional arbitrators with the above stated qualifications. If the parties cannot agree on one (1) arbitrator from among the second group proposed by the AAA, the AAA shall appoint one (1) of the six (6) previously designated persons to serve a arbitrator.

                         5. (e) Evidence. The arbitrator shall be the sole judge
of the admissibility, relevance and materiality of the evidence offered and conformity with the legal rules of evidence shall not be necessary.

                         6. (f) Location of Hearing. Each Party hereby
irrevocably submits to the jurisdiction of the arbitrator in Los Angeles, California and waives any defense to said venue.

                         7. (g) Arbitrator Compensation; Costs of Arbitration.
The fees and expenses of the arbitrator shall be paid by the Company and arbitrator shall fix his/her compensation together with the time and manner of payment.

                         8. (h) Limitation On Relief Awardable. The sole forms
of relief awardable by the arbitrators shall be to: issue a declaratory judgment on the construction and/or interpretation of any clause in the Agreement; and/or award actual money damages plus, if the arbitrator deems appropriate, pre-award and post award interest at the prime rate, as reported in the Wall Street Journal, Western Edition, plus 100 basis points, from the time when such amounts became due until paid. The arbitrator shall have no authority or power to grant, and no party shall seek, any award of punitive or exemplary or like damages.

                         9. (i) Decision of the Arbitrator and Entry of
Judgment. The arbitrator's decision shall be in writing, setting forth the reasons and grounds for the arbitrator's decision. The arbitrator's decision shall be final and binding upon, and enforceable as to, the parties. Judgment on the arbitration award may be entered in a court having jurisdiction over the matter.

                         10. (j) Payment of Award; Performance of Obligations.
The party against whom the award is rendered shall pay any monetary award and/or comply with any other order of the arbitrator within five (5) Business Days of the entry of judgment on the award, or take an appeal, to the extent that appeals of binding arbitration are permitted under the AAA procedures.

                           (k) CONSENT TO ARBITRATION. BY INITIALING IN THE
SPACE BELOW, EMPLOYEE ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION" PROVISION OF THIS AGREEMENT DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY THE LAWS OF THE STATE OF CALIFORNIA AND EMPLOYEE IS GIVING UP ANY RIGHTS EMPLOYEE MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW EMPLOYEE IS GIVING UP EMPLOYEE'S JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION" PROVISION OF THIS AGREEMENT. IF EMPLOYEE REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, EMPLOYEE MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE LAWS OF THE STATE OF CALIFORNIA. EMPLOYEE AGREE THAT EMPLOYEE'S AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

         EMPLOYEE HAS READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION" PROVISION OF THIS AGREEMENT TO NEUTRAL ARBITRATION.

                  11. EMPLOYEE'S INITIALS       JH

                  COMPANY'S INITIALS            DA

                  15.      Miscellaneous.

                           (a) This Agreement shall be binding upon and inure to
the benefit of the Company and any successor of the Company. Except as set forth in Section 7(g) above, this Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company or by any merger, reorganization or other transaction in which the Company is not the surviving or resulting corporation or upon any transfer of all or substantially all of the assets of the Company in the event of any such merger, or transfer of assets. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the surviving business entity or the business entity to which such assets shall be transferred in the same manner and to the same extent that the Company would be required to perform it if no such transaction had taken place. Neither this Agreement nor any rights arising hereunder may be assigned or pledged by Employee.
                           (b) Except as otherwise provided by law or elsewhere
herein, in the event of an act of force majeure, as hereinafter defined, during the term hereof which event continues for a period of no less than fifteen (15) days, the Company shall be entitled to suspend this Agreement for the duration of such event of force majeure. In such event, during the duration of the event of force majeure the Company shall be relieved of its obligations to the Employee pursuant to Sections 4 and 5; except for the continuation of any health, life or disability insurance coverage. For the purposes hereof, "force majeure" shall be defined as the occurrence of one or more of the following events:

                                    (i) any act commonly understood to be of force majeure which materially and adversely affects the Company's business and operations, including but not limited to, the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, epidemic, explosion, accident, calamity or other act of God;

                                    (ii) any strike or labor dispute or court or government action, order or decree;

                                    (iii) a banking moratorium having been
                                    declared by federal or state authorities;

                                    (iv) an outbreak of major armed conflict, blockade, embargo, or other international hostilities or restraints or orders of civic, civil defense, or military authorities or other national or international calamity having occurred;

                                    (v) any act of public enemy, riot or civil disturbance or threat thereof; or

                                    (vi) a pending or threatened legal or
                                    governmental proceeding or action relating generally to the Company's business, or a notification having been received by the Company of the threat of any such proceeding or action, which could materially adversely affect the Company.

                           (c) Except as expressly provided herein, this
Agreement contains the entire understanding between the parties with respect to the subject matter hereof, and may not be modified, altered or amended except by an instrument in writing signed by the parties hereto. This Agreement supersedes all prior agreements of the parties with respect to the subject matter hereof.

                           (d) This Agreement shall be construed in accordance
with the laws of the State of California applicable to agreements wholly made and to be performed entirely within such state and without regard to the conflict of law principles thereof.

                           (e) Nothing in this Agreement is intended to require
or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability pursuant to court order to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If any provision of this Agreement is invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall, nevertheless, remain in full force and effect in all other circumstances.

                           (f) Any notice to the Company required or permitted
hereunder shall be given in writing to the Company, either personally by messenger, courier or otherwise, telex, telecopier or, if by mail, by registered or certified mail, return receipt requested, postage prepaid, duly addressed to the Secretary of the Company at its then principal place of business. Any such notice to Employee shall be given to the Employee in a like manner, and if mailed shall be addressed to Employee at Employee's home address then shown in the files of the Company. For the purpose of determining compliance with any time limit herein, a notice shall be deemed given on the fifth day following the postmarked date, if mailed, or the date of delivery if delivered personally, by telex or telecopier.

                           (g) Employee acknowledges that: (i) Barry Burten and
the law firm of Jeffer, Mangels, Butler & Marmaro LLP have been acting solely as counsel to the Company in the negotiation and drafting of this Agreement and have not been acting in any way as Employee's legal counsel, (ii) he has been advised by the Company that this Agreement affects his legal rights and to seek the advice of his own legal counsel prior to executing it and (ii) he has had the opportunity to consult with his own legal counsel in connection with the negotiations of the terms of this Agreement, his rights with respect hereto and the execution hereof.

                 EMPLOYEE INITIALS:  JH

                           (h) A waiver by either party of any term or condition
of this Agreement or any breach thereof, in any one instance, shall not be deemed or construed to be a waiver of such term or condition or of any subsequent breach thereof.

                           (i) The section and subsection headings contained in
this Agreement are solely for convenience and shall not be considered in its interpretation.

                           (j) This Agreement may be executed in one or more
counterparts, each of which shall constitute an original.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                            COMPANY:

                             I. T. TECHNOLOGY, INC.,
                             a Delaware corporation

                             By:     /s/ Daniel Aharonoff
                                    ---------------------------
                                    Daniel Aharonoff
                                    President

                                            EMPLOYEE:

                            By:     /s/ Jonathan Herzog
                                    ---------------------------
                                    Jonathan Herzog